JOHN KINROSS-KENNEDY

CERTIFIED PUBLIC ACCOUNTANT

17848 Skypark Circle, Suite C

IRVINE, CALIFORNIA, U.S.A.  92614-6401

(949) 955-2522. Fax (949)724-3812

jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of  Sauer Energy  Inc. on Form S-1 of my Auditor’s report dated November 12, 2011, relating to the financial statements of Sauer Energy Inc., for the years ended August 31, 2012 and 2011.

In addition, I consent to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA

June 11, 2013